     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 1997.

                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         GUNDLE/SLT ENVIRONMENTAL, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE
 (State or other jurisdiction of incorporation                     22-2731074
                or organization)                      (I.R.S. Employer Identification No.)

                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073
                                 (281) 443-8564
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ROGER J. KLATT
                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073
                                 (281) 443-8564
(Name, address and telephone number, including area code, of agent for service)

                                 With Copies To

                               T. WILLIAM PORTER
                            PORTER & HEDGES, L.L.P.
                        700 LOUISIANA STREET, 35TH FLOOR
                              HOUSTON, TEXAS 77002

     Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                           PROPOSED MAXIMUM          PROPOSED
        TITLE OF EACH CLASS OF               SHARES         OFFERING PRICE      MAXIMUM AGGREGATE        AMOUNT OF
      SECURITIES TO BE REGISTERED       TO BE REGISTERED     PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share................................     7,000,000           $4.875             $34,125,000            $10,341
======================================================================================================================

(1) Pursuant to Rule 457(c), the registration fee is calculated based upon the average of the high and low sale prices for the Common Stock reported by the New York Stock Exchange on May 16, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 23, 1997

                                7,000,000 SHARES

                         GUNDLE/SLT ENVIRONMENTAL, INC.

                                  COMMON STOCK

     The 7,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Gundle/SLT Environmental, Inc. (the "Company") offered hereby are offered by a selling stockholder (see "Selling Stockholder"), and the Company will not receive any of the proceeds from the sale of such shares.

     The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "GSE." On May 16, 1997, the closing sale price of the Common Stock on the NYSE was $5.00 per share.

     The shares offered hereby may be sold from time to time by the Selling Stockholder in transactions executed on the NYSE, or otherwise, either directly or through brokers or to dealers, at market prices prevailing at the time of sale or at prices related to such market prices, or at such other prices as may be negotiated and agreed to by the Selling Stockholder and any purchaser. Alternatively, the Selling Stockholder may from time to time offer the Common Stock through underwriters. In addition, the Selling Stockholder may sell the Common Stock pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholder, brokers executing selling orders on behalf of the Selling Stockholder, dealers to whom the Selling Stockholder may sell and any underwriters may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit represented by the excess of the selling price over the cost of the shares sold, and any commission, discount or concession received may be deemed to be an underwriting discount or commission under the Securities Act. For further information concerning the plan of distribution of the Common Stock, see "Plan of Distribution."

     The expenses of this offering, estimated at $41,000, will be paid by the Company.

     FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" WHICH BEGINS ON PAGE 3.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered by this Prospectus. Certain portions of the Registration Statement have not been included in this Prospectus. For further information, reference is made to the Registration Statement. Statements made in this Prospectus regarding the contents of any contract or document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified by such reference.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a site on the World Wide Web that contains certain documents filed with the Commission electronically. The address of such site is http://www.sec.gov, and the Registration Statement may be inspected at such site. The Common Stock is listed and traded on the NYSE and certain of the Company's reports, proxy statements and other information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been or will be filed with the Commission by the Company, are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the Company's Definitive Proxy Statement for the 1997 Annual Meeting held on May 1, 1997; and (iv) any documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Common Stock hereunder. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference as a part of the Registration Statement, other than exhibits to such documents. Requests should be directed to
C. Wayne Case, Secretary, Gundle/SLT Environmental, Inc., 19103 Gundle Road, Houston, Texas 77073, telephone (281) 443-8564.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors, as well as the other information contained in this Prospectus.

PRODUCT LIABILITY AND INSURANCE

     Although the Company is not exposed to the type of potential liability that might arise from being in the business of handling, transporting or storing hazardous wastes or materials, the Company could be susceptible to liability for environmental damage or personal injury resulting from defects in the Company's products or negligence by Company employees in the installation of its lining systems. Such liability could be substantial because of the potential that hazardous or other waste materials might leak out of their containment system into the environment. The Company maintains product liability insurance, which includes pollution coverage in amounts which it believes to be prudent. However, there is no assurance that this coverage will remain available to the Company. The Company has experienced no material losses from defects in products and installations. However, the Company's claims experience to date may not be a meaningful measure of its potential exposure for product liability.

SEASONALITY AND OTHER BUSINESS CONDITIONS

     The Company's operations are subject to seasonal fluctuation, with the greatest volume of product deliveries and installations typically occurring during the summer and fall. In addition, scheduled deliveries are often subject to delay at the customers' request to correspond with customers' annual budgetary and permitting cycles.

COMPETITION

     The Company believes that there are approximately 30 companies engaged in the production of various synthetic liners worldwide. At least twelve of these companies compete directly with the Company throughout the world. The principal competitive factors within the synthetic liner market are performance of the lining system, installation capability and price. The Company believes that it has been able to maintain its position within the synthetic lining market because of the performance advantages of the Company's lining systems over other types of liners available, the convenience to the customer of having the Company take sole responsibility for the manufacture, installation and testing of its lining systems and by being price competitive. Although the Company is a leading supplier of synthetic lining systems, certain of the Company's existing competitors are subsidiaries of larger companies that have greater financial resources than the Company. Furthermore, the possibility exists that companies with more significant resources than the Company could enter the synthetic lining market.

RAW MATERIALS

     The principal raw materials used by the Company are various high grade polyethylene resins. The Company conducts initial screening tests of the resins upon delivery as part of its quality control program. Each of the Company's manufacturing units purchase polyethylene resins from two primary suppliers. The Company uses different types of polyethylene resins utilizing proprietary formulations of stabilizers and antioxidants to manufacture various products.

     Polyethylene resins are occasionally in short supply and are subject to substantial price fluctuation in response to market demand. The Company has not encountered any significant difficulty to date in obtaining raw materials in sufficient quantities to support its worldwide operations at current or expected near-term future levels. But, any significant interruption in raw material supplies or abrupt increases in raw material prices could have an adverse effect upon the Company's operations.

INTERNATIONAL OPERATIONS

     The Company derives revenues from sales to geographic locations that include political and economic environments that are considered to be high risk with respect to the normal conduct of business. In addition, the Company encounters risk with respect to currency exchange rate fluctuations, labor and political disturbances, requirements as to local ownership and supply and other unique circumstances which can adversely affect the Company's ability to do business. As these events occur, there can be no assurance that such events will not adversely affect the Company's results of operation and financial condition.

                                  THE COMPANY

     The Company manufactures, sells and installs synthetic lining systems and products on a worldwide basis principally for the prevention of groundwater contamination from municipal and industrial sources and for the containment of water and industrial liquids and solids. The Company markets its lining systems primarily to waste management, industrial and mining companies, municipalities and other governmental agencies that own or operate waste, material processing, water treatment or containment facilities, as well as to engineering firms and construction contractors that serve these industries. The Company has manufacturing facilities in the United States, the United Kingdom, Germany and Egypt and maintains installation offices throughout the world.

     The Company was formed in 1986 under the name Gundle Environmental Systems, Inc. and, immediately following the merger in 1995 with SLT Environmental, Inc., the name was changed to Gundle/SLT Environmental, Inc. The principal offices of the Company are located at 19103 Gundle Road, Houston, Texas 77073, and its telephone number at that address is (281) 443-8564.

                              PLAN OF DISTRIBUTION

     The shares offered hereby may be sold from time to time by the Selling Stockholder in transactions executed on the NYSE or otherwise, either directly or through brokers or to dealers, at market prices prevailing at the time of sale or at prices related to such market prices, or at such other prices as may be negotiated and agreed to by the Selling Stockholder and any purchaser. Alternatively, the Selling Stockholder may, from time to time, offer the Common Stock through underwriters. In addition, the Selling Stockholder may sell the Common Stock pursuant to Rule 144 of the Securities Act. The Selling Stockholder, brokers executing selling orders on behalf of the Selling Stockholder, dealers to whom the Selling Stockholder may sell and any underwriters may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit represented by the excess of the selling price over the cost of the shares sold, and any commission, discount or concession received may be deemed to be an underwriting discount or commission under the Securities Act. At the time a particular offer of shares of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Under contractual arrangements between the Company and the Selling Stockholder, the Company is obligated to indemnify the Selling Stockholder and any underwriters of the shares offered hereby against certain civil liabilities under the Securities Act.

                              SELLING STOCKHOLDER

     The following table sets forth information with respect to ownership of the Common Stock by the Selling Stockholder as of the date of, and as adjusted to reflect, the sale of the shares offered hereby.

                                     SHARES BENEFICIALLY                 SHARES BENEFICIALLY
                                    OWNED BEFORE OFFERING                OWNED AFTER OFFERING
                                    ----------------------               --------------------
                                                  PERCENT    SHARES TO               PERCENT
               NAME                   NUMBER     OF CLASS     BE SOLD    NUMBER      OF CLASS
               ----                 ----------   ---------   ---------   ------      --------
Wembley, Ltd......................  7,000,000      40.3%     7,000,000    None          --

     Samir T. Badawi, a director and chairman of the board of directors of the Company (the "Board"), is president of Wembley, Ltd. Mr. Badawi was chairman of the board of SLT Environmental, Inc. prior to its merger with the Company in July 1995. Ahmed Y. Khalawi, a director of the Company, is a director of Wembley, Ltd.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized stock of the Company consists of 30,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). At May 15, 1997, 18,087,111 shares of Common Stock, including 2,591,206 treasury shares, and no shares of Preferred Stock were outstanding.

COMMON STOCK

     Each holder of the Common Stock is entitled to one vote per share with respect to all matters submitted to holders of the Common Stock. The Common Stock does not have cumulative voting rights, and holders do not have preemptive rights. Subject to the rights of holders of Preferred Stock, holders of the Common Stock will be entitled to receive dividends if, when and as declared by the Board of Directors. Upon dissolution, liquidation or winding up of the Company, holders of the Common Stock are entitled to share pro rata in all assets remaining after the liquidation payments have been made on any outstanding shares of Preferred Stock. The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as set forth in the Restated Certificate of Incorporation of the Company (the "Certificate") or in any resolutions adopted by the Board of Directors of the Company.

PREFERRED STOCK

     Shares of Preferred Stock may be issued in one or more series, which have such designation, voting powers, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereon, including voting rights, dividends, rights on liquidation, dissolution or winding up, conversion or exchange rights and redemption provisions, as set forth in the resolutions adopted by the Board of Directors providing for the issuance of such stock and as permitted by the Delaware General Corporation Law (the "DGCL"). Although the Company has no current plans to issue Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of securities convertible into or exchangeable for such shares, could be used to discourage an unsolicited acquisition proposal that some or a majority of the stockholders believe to be in their interests or in which stockholders are to receive a premium for their stock over the current market price. In addition, the issuance of Preferred Stock could adversely affect the voting power of the holders of Common Stock. The Board of Directors does not presently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

SPECIAL PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CERTIFICATE OF
INCORPORATION

     Limitation of Director Liability. Section 102(b)(7) of the DGCL ("Section 102(b)") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of directors to the Company or its stockholders to the fullest extent permitted by Section 102(b). Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. In the view of the Commission, the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

     Indemnification. To the maximum extent permitted by law, the Certificate and the Bylaws provide for mandatory indemnification of directors, officers, employees and agents of the Company against all expenses, liabilities and losses to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of the Company or, at the request of the Company, another corporation, partnership, joint venture, trust or other enterprise. In addition, the Company must advance or reimburse directors and officers and may advance or reimburse employees and agents for expenses incurred by them in connection with indemnifiable claims. The Company has also entered into Indemnification Agreements with each of its directors and certain officers which require the Company to provide such indemnification.

     Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the Common Stock will be passed upon for the Company by Porter & Hedges, L.L.P. T. William Porter, a partner with Porter & Hedges, L.L.P., is a director of the Company. At May 15, 1997, Mr. Porter owned beneficially 5,000 shares of Common Stock and held options to acquire an additional 14,500 shares.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

======================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN, OR INCORPORATED BY
REFERENCE IN, THIS PROSPECTUS, AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK
IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL
TO MAKE SUCH OFFER IN SUCH JURISDICTION OR IN WHICH THE
PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED
TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
Risk Factors..........................     3
The Company...........................     4
Plan of Distribution..................     4
Selling Stockholder...................     5
Description of Capital Stock..........     5
Legal Matters.........................     6
Experts...............................     6

======================================================

======================================================

                                   GUNDLE/SLT
                                 ENVIRONMENTAL,
                                      INC.
                             ---------------------
                                7,000,000 SHARES

                                  COMMON STOCK
                             ---------------------
                                   PROSPECTUS

                                            , 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by the Company in connection with the offering of the Common Stock to be registered and offered hereby are as follows:

Commission registration fee.................................  $10,341
Printing expenses...........................................    5,000
Legal fees and expenses.....................................   20,000
Accounting fees and expenses................................    2,500
Miscellaneous...............................................    3,159
                                                              -------
          Total.............................................  $41,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys' fees).

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made by (i) a majority vote of a quorum of disinterested members of the board of directors, or (ii) independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) the stockholders.

     The Certificate and bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law, and to implement provisions pursuant to contractual indemnity agreements the Company has entered into with its directors and executive officers. The Certificate limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty or arising under Section 174 of the DGCL. The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted or incurred by such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following is a list of all the exhibits and financial statement schedules filed as part of the Registration Statement.

     (a) EXHIBITS

           5.1           -- Opinion of Porter & Hedges, L.L.P., as to the legality of the Common Stock.
          23.1           -- Consent of Porter & Hedges, L.L.P. (included in Exhibit
                            5.1).
          23.2           -- Consent of Ernst & Young LLP.
          24.1           -- Power of Attorney (included as part of the signature page of this Registration Statement).

     (b) FINANCIAL STATEMENT SCHEDULES

     Schedules are omitted since the information required to be submitted has been included in the Consolidated Financial Statements of the Company or the notes thereto, incorporated by reference herein, or the information is not required.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints William P. Reid and Roger J. Klatt and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 16, 1997.

                                        By:        /s/ WILLIAM P. REID
                                           -------------------------------------
                                                      William P. Reid
                                                  Director, President and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities and on May 16, 1997.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ WILLIAM P. REID                   Director, President and Chief Executive
-----------------------------------------------------  Officer (Principal Executive Officer)
                   William P. Reid

                 /s/ ROGER J. KLATT                    Senior Vice President, Secretary, Treasurer
-----------------------------------------------------  and Chief Financial Officer (Principal
                   Roger J. Klatt                      Financial Officer and Principal Accounting
                                                       Officer)

                 /s/ SAMIR T. BADAWI                   Director
-----------------------------------------------------
                   Samir T. Badawi

                 /s/ JAMES R. BURKE                    Director
-----------------------------------------------------
                   James R. Burke

                /s/ AHMED Y. KHALAWI                   Director
-----------------------------------------------------
                  Ahmed Y. Khalawi

                /s/ T. WILLIAM PORTER                  Director
-----------------------------------------------------
                  T. William Porter

                  /s/ HUGH L. RICE                     Director
-----------------------------------------------------
                    Hugh L. Rice

                 /s/ BRIAN D. YOUNG                    Director
-----------------------------------------------------
                   Brian D. Young

                                 EXHIBIT INDEX

           5.1           -- Opinion of Porter & Hedges, L.L.P., as to the legality of the Common Stock.
          23.1           -- Consent of Porter & Hedges, L.L.P. (included in Exhibit
                            5.1).
          23.2           -- Consent of Ernst & Young LLP.
          24.1           -- Power of Attorney (included as part of the signature page of this Registration Statement).